Exhibit 10.22

Processing Agreement

Client (hereafter “Party A”):	Pingdingshan Hengji Concrete Co., Ltd.

Contractor (hereafter “Party B”):	Pingdingshan Chaoqiang Concrete Co., Ltd.

Due to limited workspace and production capacity, Party A intends to outsource the processing of concrete to Party B. Based on negotiations, the parties hereby enter into the following agreement on matters relating to product processing in order to protect interests of both parties.

Article I. General

Party A outsources the processing of concrete to Party B. Party A shall specify the requirements on quantity, model, standard, quality of the processed products and shall provide Party B with raw materials for processing. The fees shall be determined by the parties through negotiation.

If Party A fails to provide Party B with sufficient supply of raw materials, Party B may use its own materials of the same type in completing Party A’s order. The costs of using Party B’s raw material shall be calculated at end-of-the-month accounting based on the market price of such materials.

Article II. Processing and Delivery

Party A shall send its employees to Party B’s location to take charge of the shipping and to oversee the mixing of the products.

Delivery: The products shall be delivered in the manner required by Party A. Party A’s employees assigned to Party B’s location shall take charge of the shipping.

Article III. Responsibilities of Party A

1.	Party A shall notify Party B, on a monthly basis, requirements on model, quantity, and specification of the products.

2.	Party A shall have the right to review the production standards adopted by Party B, and to conduct quality inspection and give comments and advice.

3.	Party A shall provide Party B with timely supply of raw materials and technical support.

4.	Party A shall keep confidential Party B’s trade secrets.

* The recipe of products produced under this Agreement is exclusively owned by Party A. Party B shall not use it for other clients or disclose it to a third party.

Article IV. Responsibilities of Party B

1.	Party B shall follow Party A’s instructions closely in processing Party A’s products and meet Party A’s requirements.

2.	Party B shall meet Party A’s requirements on quantity and quality of products and time of delivery. The standard of production adopted by Party B shall be in line with the industry standard.

3.	Party B shall carefully administer the technical support provided by Party A and shall assume legal consequences for any damage caused to Party A due to Party B’s negligence.

4.	Party B shall keep confidential Party A’s trade secrets.

Article V. Payments and Location of Delivery

Party A and Party B shall, on a monthly basis, reconcile accounts, verify the quantity of processed products and calculate the usage of raw materials. Party A shall pay processing fee of RMB 6/unit.

Party A shall make its clients promptly pick up their orders at Party B’s location. Party B shall ship products according to Party A’s delivery order.

Article VI. Acceptance

The processed products shall meet government-set quality standards for related products.

Article VII. Breach of Contract

1.	If Party B fails to deliver the products in the time frame required by Party A, for each day past the deadline, Party B shall pay damage equals to 10% of the total cost of the raw materials. If Party A fails to take delivery of an order according to contract, Party B shall have the right to withhold Party A’s raw materials.

2.	If Party B uses Party A’s techniques in production for a third party without prior consent of Party A, Party B shall pay damage in the amount of RMB 500,000 regardless of the quantity of products that have been produced using Party A’s techniques. Party A may also take legal actions against Party B.

3.	Any party who breaches this Agreement shall pay penalty of RMB 500,000.

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4.	The non-breaching party shall have the right to terminate this Agreement.

5.	If the performance of this Agreement cannot be complete due to any force majeure event, the parties may terminate this Agreement through negotiation.

Article VIII. Term of Contract

This Agreement is valid for 36 months, from January 1, 2013 to December 31, 2015.

Article IX.

If any dispute arises out of or in connection with this Agreement, the parties may resolve the dispute through negotiation. If the dispute cannot be resolved through negotiation, the parties may seek arbitration by Henan Arbitration Committee.

Article X.

This Agreement is executed into two original duplicates. This Agreement shall take effect upon execution of authorized representatives of the parties.

Article XI.

The parties may enter into other agreements for any unsettled matters.

Party A: [Seal]

Signature: /s/ MA Ziqiang

Date: December 17, 2012

Party B: [Seal]

Signature: /s/ ZHOU Ya

Date: December 17, 2012

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